UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 31, 2010

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228 (COMMISSION FILE NUMBER)	66-071-6485 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 31, 2010 General Maritime Corporation (the “Company”) entered into agreements to amend the terms of its $22.8 million bridge loan.  Nordea Bank and DnB NOR Bank ASA acted as the lead arrangers of the bridge loan.

Under the terms of the amended bridge loan, the permitted Net Debt to EBITDA ratio will increase to 8.75 times from the previous requirement of 6.0 times.  This new maintenance covenant ratio will be in effect for the fourth quarter of 2010 through the third quarter of 2011.  For the fourth quarter of 2011 through the life of the bridge loan, the maintenance covenant ratio will revert to 5.5 times.

In addition, the amendment provides that the applicable margin and permitted dividend are based on a pricing grid.  While the Net Debt to EBITDA ratio is greater than 6.0 times, the bridge loan will bear an interest rate of LIBOR plus 350 bps; while it is 6.0 times or less, the bridge loan will bear an interest of LIBOR plus 300 bps. Similarly, while the Net Debt to EBITDA ratio is greater than 6.0 times, the Company will be permitted to pay a dividend of up to $0.01 per share per quarter; while it is 6.0 times or less, the Company will be permitted to pay up to $30 million per fiscal year in total dividends.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated as of December 31, 2010, among General Maritime Corporation, as parent, Arlington Tankers Ltd., as borrower, the lenders party thereto, Nordea Bank Finland plc, New York Branch, as the administrative agent and collateral agent and DnB Nor Bank ASA, New York Branch, together with Nordea, as joint lead arrangers and joint book runners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

By:	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Executive Vice President, Chief Financial Officer

Date:  January 3, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated as of December 31, 2010, among General Maritime Corporation, as parent, Arlington Tankers Ltd., as borrower, the lenders party thereto, Nordea Bank Finland plc, New York Branch, as the administrative agent and collateral agent and DnB Nor Bank ASA, New York Branch, together with Nordea, as joint lead arrangers and joint book runners.